Exhibit 10.13

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

Loan Agreement

Party A (Lender): RongDe Holdings Limited

Party B (Borrower): Hong Kong Sentu Education Technology Limited

Party A is a company incorporated in the British Virgin Islands.

Party B is a company incorporated in the Hong Kong Special Administrative Region.

In the principle of reciprocity and mutual benefit, Party A and Party B have reached the following Loan Agreement in Haidian District, Beijing on an equal and voluntary basis:

Article I Loan Amount

HKD 1,118,808.94 (One million one hundred and eighteen thousand eight hundred and eighty-eight dollars and ninety-four cents). Party A has paid the full amount of the loan to the Hong Kong dollar account [***] of Party B with Standard Chartered Bank in Hong Kong. Of all the amount, RUNZI INVESTMENT LTD was instructed to pay HKD 1,373.01 (One thousand three hundred and seventy-three dollars and one cent) on May 18, 2021; KINGBO INTERNATIONAL HOLDINGS LIMITED was instructed to pay HKD 17,435,93 (Seventeen thousand four hundred and thirty-three dollars and ninety-three cents) on May 18, 2021; Mr. Yuyi Zhang was instructed to pay HKD 150,000 on April 9, HKD 150,000 on April 12, HKD 120,000 on June 17, HKD 180,000 on June 18, HKD 150,000 on July 8, HKD 200,000 on July 13 and HKD 150,000 on July 23.

USD 2,374.42 (Two thousand three hundred and seventy-four dollars and forty-two cents). Party A has paid the full amount of the loan to the Hong Kong dollar account [***] of Party B with Standard Chartered Bank in Hong Kong. Of all the amount, RUNZI INVESTMENT LTD was instructed to pay USD 42.92 (Forty-two dollars and ninety-two cents) and KINGBO INTERNATIONAL HOLDINGS LIMITED was instructed to pay USD 2,331.50 (Two thousand three hundred and thirty-one dollars and fifty cents) on May 20, 2021.

Party B confirmed that it has received the above payments.

Article II Purpose of Loan

Used for the daily operation and supplemental working capital of the company.

Article III Loaning Method

The loaning method is interest free loaning.

Article IV Loan Period

The loan period shall be valid from April 9, 2021 to April 30, 2022.

Article V Payment Method

Party B shall repay the principal amount of the loan in a lump sum or in instalments by April 30, 2022.

Article VI Rights and Obligations of the Parties

1.	Party A has provided Party B with the loan amount as agreed herein in installments.

2.	Party A shall have the right to supervise Party B to utilize the loan for the purpose as specified herein.

3.	Party B shall repay the principal amount of the loan in the agreed method as scheduled herein.

4.	Party B may repay the principal amount of the loan early at any time as agreed by the Parties.

5.	The loan is interest free and Party B does not need to pay interests or any expenses with an interest nature to Party A.

Article VII Liability for Breach

1.	If Party B does not use the loan for the purpose as agreed herein, Party A has the right to recover the loan before the expiration and may request Party B to pay the interest for the used period.

2.	If Party B delays the repayment of the principal, it shall pay 1/10,000 of the amount as liquidated damages for each day of delay.

Article IX Dispute Resolution

Any dispute arising out of the execution hereof shall be settled by the Parties hereto through consultation. If no agreement can be reached, the Parties agree to file a lawsuit with the court of the place where the Agreement is executed.

Article X Miscellaneous

The Agreement is made out in two originals, one for each Party.

Party A (signature and seal): Peixuan Wang Representative: Peixuan Wang May 18, 2021 Place of Signing: Haidian District, Beijing	Party B (signature and seal): Representative: May 18, 2021